EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-45476, 333-34719, 333-48889, 333-39403, 333-69688 and 333-135578) on Form S-8 of Giga-tronics Incorporated of our report dated May 19, 2011, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Giga-tronics Incorporated for the year ended March 26, 2011.

/s/ Perry-Smith LLP

San Francisco, California
May 19, 2011